UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2008

FORTIFIED HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51936	98-0420577
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

125 Elm Street, New Canaan, Connecticut	06840
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 594-1686

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Entry into a Material Definitive Agreement

Item 1.01. Entry into a Material Definitive Agreement.

(a)     On September 29, 2008, Brendan Reilly, the Chairman of the Board of Directors and Chief Executive Officer of Fortified Holdings Corp. (the “Company”), loaned the company an additional thirty thousand dollars ($30,000) (the “Loan”) for general working capital purposes. The Company issued Mr. Reilly a Promissory Note evidencing the Loan (the “Note”). The Loan brings the entire amount of loans due and owing to Mr. Reilly by the Company to $129,984.00. Pursuant to the Note, the Loan will have an interest rate of nine percent (9%) and is due and payable on November 1, 2008.

Section 8 – Other Events
In light of the Company’s financial condition, the Company has been negotiating with the holders of certain promissory notes of the Company to extend or modify payment terms. Management has also been exploring potential transactions involving an acquisition of the Company, sale of Company assets or other strategic transactions to provide the Company with the liquidity it needs to continue operations.

In this connection, on October 2, 2008, the Company entered into a non-binding letter of intent with Grand Investigative Services Corporation. The completion of the transactions contemplated by this letter of intent are subject to the negotiation and execution of definitive agreements, as well as due diligence by both parties. There can be no assurance that negotiations will lead to the execution of definitive agreements or that the transactions will be completed following the execution of the agreements.

The letter of intent provides that the parties will commence negotiations of an acquisition by the Company (via a merger with a Company subsidiary) of all of the existing capital stock of Grand ISS in consideration of the issuance of 75,000,000 shares of Company common stock and the issuance of a convertible promissory note in principal amount of $12,500,000 which will be later converted to shares of the Company common stock.

The proposed transaction will require that the following steps will have been accomplished prior to the closing: (a) the conversion by TKV of $1,300,000 of the Company’s outstanding indebtedness to common stock of the Company, (b) the sale by the Company of its wholly-owned subsidiary, Fortified Data Communications, Inc., to Fortified Acquisition Corp. (“FAC”) in consideration of the assumption of all of the Company’s remaining debt to TKV ($2,558,059), the assumption of approximately $250,000 of current trade-debt, $50,000 in cash and a $150,000 promissory note, (c) the relinquishing by certain shareholders of a total of approximately 88,630,800 shares of Company common stock.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2008	FORTIFIED HOLDINGS CORP.

	By:	/s/ Brendan T. Reilly
Name: Brendan T. Reilly
Title: Chief Executive Officer